CODE OF ETHICS

                    JACKSON NATIONAL FINANCIAL SERVICES, LLC
                                JNL SERIES TRUST
                              JNL VARIABLE FUND LLC
                            JNL VARIABLE FUND III LLC
                             JNL VARIABLE FUND V LLC
                            JNLNY VARIABLE FUND I LLC
                           JNLNY VARIABLE FUND II LLC
PURPOSE

         The Board of Directors of Jackson National Financial Services, LLC, the Board of Trustees of the JNL Series Trust (the "Trust"), and the Board of Managers of each of the JNL Variable Fund LLC, the JNL Variable Fund III LLC, the JNL Variable Fund V LLC, the JNLNY Variable Fund I LLC, and the JNLNY Variable Fund II LLC (each a "Fund", collectively the "Funds") have adopted this Code of Ethics ("Code") in accordance with the provisions of Rule 17j-1 under the Investment Company Act of 1940 ("Act"). Its purpose is to govern the personal investment activities of those persons who are involved in, or who are in a position to gain information regarding, investment recommendations and decisions with respect to the portfolio activities of the Trust or a Fund. Each such person is hereby required to conduct his or her personal securities transactions in accordance with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of such person's position of trust and responsibility. Further, no such person shall take inappropriate advantage of his or her position with the Trust or a Fund; and each such person shall be under a duty at all times to place the interests of the shareholders of the Trust or a Fund, as applicable, before his or her own interests.

SECTION 1 - DEFINITIONS

(a) "Access person" means any trustee, officer, or advisory person of the Trust or a Fund; and any employee of the Trust or a Fund or of any company in a control relationship to the Trust or a Fund, who, in connection with his regular functions or duties, obtains information regarding the purchase or sale of a Security by the Trust or a Fund, and any natural person in a control relationship to the Trust or a Fund who obtains information concerning recommendations made to the Trust or a Fund with regard to the purchase or sale of a Security.

         However, a person does not become an Access person simply by virtue of the following:

         (i) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or

         (ii)     a  single   instance  of   obtaining   knowledge   of  current
                  recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

         The Compliance officer shall determine those persons who are Access persons of the Trust or a Fund.

(b) "Advisory person" means any employee of the Trust or a Fund or of any company in a control relationship to the Trust or a Fund, or any natural person in a control relationship to the Trust or a Fund, who, in connection with his or her regular functions or duties makes or participates in the purchase or sale of a Security by the Trust or a Fund, or whose functions relate to the making of any recommendations or providing information or advice to the Trust or a Fund with respect to such purchases or sales.

(c) A "Security held or to be acquired" by the Trust or a Fund means any Security which, within the most recent 15 days, (i) is or has been held by the Trust or a Fund, as applicable, or (ii) is being or has been considered by the Trust or a Fund, as applicable.

(d) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Access person has or acquires.

(e) "Control" means the power to exercise a controlling influence over the management or policies of the Trust or a Fund, unless such power is solely the result of an official position with the Trust or a Fund.

(f) "Disinterested person" means a trustee of the Trust or a member of the Board of Managers of a Fund who is not an "interested person" of the Trust or Fund, as applicable, within the meaning of Section 2(a)(19) of the Act.

(g) "Purchase or sale of a Security" includes, inter alia, the writing of an option to purchase or sell a Security.

(h) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of registered open-end investment companies, Securities issued by the Government of the United States, short term debt Securities which are "Government Securities" within the meaning of Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as may be designated by the applicable Board.

(i) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(j) "Personal investment transaction" means a transaction by an Access person for the direct or indirect purchase or sale of a Security in which such Access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

(k) "Compliance officer" means an officer of the Trust or a Fund, as applicable, responsible for administering this Code.

SECTION 2 - PROHIBITED PURCHASES AND SALES

(a) It is a policy of the Trust and each Fund that information with respect to current portfolio transactions of the Trust or Fund, as applicable, be kept confidential. No Access person shall take personal advantage of any information concerning prospective or actual portfolio transactions in any manner which might prove detrimental to the interests of the Trust or Fund.

(b) No Access person shall use his position to gain personal benefit through work relationships. No such person shall attempt to cause the Trust or a Fund to purchase, sell or hold a particular security when that action may reasonably be expected to create a personal benefit to the Access person.

(c) No Access person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Trust or a Fund:

         (i) Employ any device, scheme or artifice to defraud the Trust or a Fund;

         (ii) Make to the Trust or a Fund any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (iii) Engage in act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or a Fund; or

         (iv) Engage in any manipulative practice with respect to the Trust or a Fund.

(d) No Access person shall engage in a Personal investment transaction with respect to any Security which to his or her actual knowledge at the time of such transaction:

         (i) is being considered for purchase or sale by the Trust or a Fund, as applicable, or any other investment company for whom the investment adviser to the Trust or a Fund or any of its sub-advisers serves as investment adviser; or

         (ii) is the subject of a pending buy or sell order by the Trust or a Fund or any other investment company for which the investment adviser or any of its sub-advisers serves as investment adviser.

(e)      No Advisory person shall:

         (i)      engage  in  any  Personal   investment   transaction  for  the
                  acquisition of a Security in an initial public offering;

         (ii) profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 60 calendar days. Any profits realized on such short term trades shall be disgorged to the appropriate Series of the Trust or Fund, or as otherwise determined by the appropriate Board;

         (iii) receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Trust or a Fund;

         (iv) serve on the board of directors of any publicly traded company, unless prior authorization therefor by the applicable Board has been given after a determination by the Board that such service is consistent with the interests of the Trust or a Fund and its shareholders. Where such approval is given, such Advisory person is prohibited, during the period of such service and for a 6 month period thereafter from (1) engaging in any communication regarding such company with any other Advisory person, and (2) causing any Series with respect to which he or she is an Advisory person to purchase any security issued by such company; or

         (v)      participate  in any  consideration  of whether  the Trust or a
                  Fund should invest in securities of an issuer in which such Advisory person has invested through a private placement without disclosing such investment of the Advisory person to the other participants. Under such circumstances, the decision to purchase securities of the issuer by the Trust or a Fund shall be subject to the independent review by appropriate Advisory persons (or corresponding personnel of the investment adviser or appropriate sub-adviser) having no personal interest in the matter.

SECTION 3 - EXEMPTED TRANSACTIONS

(a) The prohibitions of Sections 2(d) and 2(e) of this Code shall not apply to:

         (i) Purchases or sales effected in any account over which the Access person has no direct or indirect influence or control.

         (ii) Purchases or sales of Securities which are non-volitional on the part of either the Access person or the Trust or a Fund, as applicable.

         (iii) Purchases which are part of an automatic dividend reinvestment plan.

         (iv) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (v) Purchases or sales which are only remotely potentially harmful to the Trust or a Fund because they would be very unlikely to affect a highly institutional market, or clearly are not related economically to the Securities to be purchased, sold or held by the Trust, as determined by the Board of Trustees.

(b) The prohibitions of Sections 2(d), 2(e)(iii), 2(e)(iv), and 2(e)(v) of this Code shall not apply to:

         (i) Purchases or sales of Securities which are not eligible for purchase or sale by the Trust or a Fund.

SECTION 4 - COMPLIANCE PROCEDURES

(a) No Access person, except a Disinterested person, shall engage in a Personal investment transaction unless such transaction has been submitted to, and approved by, the Compliance officer in advance of the transaction. The Compliance officer shall make all such approvals only after making a determination that the proposed transaction would not be inconsistent with this Code. For purposes of the preceding sentence, the prohibitions of Section 2(d) shall be applied without regard to the requirement of actual knowledge contained in such Section. In the case of a proposed Personal investment transaction for the acquisition by an Advisory person of a Security in a private placement, the Compliance officer shall confer with appropriate representatives of the investment adviser to determine whether such investment opportunity should be reserved for the Trust or a Fund, as applicable; and the Compliance officer shall not approve such transaction if it appears to him or her, after appropriate inquiry, that (1) the opportunity should be reserved for the Trust or a Fund; or (2) such opportunity has been offered to the Advisory person by virtue of his or her position with the Trust or a Fund.

(b) Every Access person, other than a Disinterested person, shall direct each broker through whom he or she engages in any Personal investment transaction to supply the Compliance officer with duplicate copies of
         (1) all confirmations of such transactions, and (2) periodic statements of all securities accounts. Such directives shall require the broker to transmit such duplicate copies within five days after the original has been transmitted to such Access person.

(c) Every Access person, other than a Disinterested person, shall report to the Compliance officer the information described in Section 4(e) of this Code with respect to every Personal investment transaction engaged in by such Access persons provided, however, that an Access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence, or Security transactions which are not eligible for purchase or sale by the Trust or a Fund, as applicable.

(d) A Disinterested person need only report a transaction in a Security if such Disinterested person, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a trustee of the Trust or member of the Board of Mangers of a Fund, should have known that, during the 15-day period immediately preceding or after the date of the transaction, such Security was purchased or sold by the Trust or a Fund or was being considered by the Trust or a Fund or its investment adviser for purchase or sale by the Trust or a Fund, as applicable.

(e) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

         (i) The date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

         (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (iii)    The price at which the transaction was effected; and,

         (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

(f) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

(g) Each Advisory person shall disclose all securities holdings in which he or she has a direct or indirect beneficial ownership to the Compliance officer (1) upon commencement of employment, and (2) thereafter on an annual basis.

(h)      Each Access person shall certify annually that such Access person:

         (i)      has read and understands this Code;

         (ii)     recognizes that he or she is subject thereto;

         (iii)    has complied with all requirements thereof; and

         (iv)     has disclosed or reported all Personal investment transactions
                  required  to  be  disclosed   or  reported   pursuant  to  the
                  requirements thereof.

(i) The Compliance officer shall formulate and implement procedures to carry out the provisions of this Code, including the adoption of appropriate questionnaires and reporting forms reasonably designed to provide sufficient information to determine whether any provisions of this Code are violated. Such procedures shall include procedures reasonably necessary to monitor the Securities trading activities of Access persons after approval of Personal investment transactions pursuant to Section 4(a) of this Code. The Compliance officer shall prepare an annual report to the Board of Trustees (1) summarizing the existing procedures concerning personal investing by Access persons, including any changes made to such procedures during the period covered by the report; (2) identifying any violations requiring significant remedial action during such period; and (3) identifying any recommended changes in existing procedures based upon the Trust's experience under this Code, evolving industry practices, or developments in applicable laws or regulations.

(j) Any person becoming aware of a violation or an apparent violation of this Code of Ethics shall report such matter to the appropriate Board.

SECTION 5 - SANCTIONS

The Board shall review any violation or apparent violation of this Code of Ethics and may adopt and apply whatever sanctions it may determine appropriate in respect of such violation, including, inter alia, a letter of censure or suspension or termination of the employment of the violator.

SECTION 6 - RECORD MAINTENANCE

The Trust shall, at its principal place of business, maintain records in the following manner:

(a) A copy of this Code of Ethics and any Code of Ethics adopted pursuant to Rule 17j-1 under the Act which within the past five years has been in effect, shall be preserved in an easily accessible place;

(b) A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(c) A copy of each report made by an Access person pursuant to this Code of Ethics shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

(d) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place; and

(e) A copy of such prior clearance procedure for securities transactions as the Compliance officer shall from time to time determine.

SECTION 7 - INVESTMENT ADVISERS

Personnel of the Investment Adviser or any Investment Sub-Adviser of the Trust or a Fund who are "Access persons" may, as an alternative to complying with the foregoing provisions of this Code, comply with the requirements of a code of ethics adopted pursuant to Rule 17j-1 under the Act by such Investment Adviser or Investment Sub-Adviser; provided that:

(a)      Such code of ethics meets the requirements of Rule 17j-1 under the Act;

(b) Such code of ethics applies to the activities of the Access person as they relate to the Trust; and

(c) Such Investment Adviser or Investment Sub-Adviser submits a report to the appropriate Board on a quarterly basis, which report shall (1) identify the Access persons associated with it that are relying on this
         Section 7; (2) certify that the conditions of Section 7(a) and 7(b) have been met at all times during the period covered by the report; and
         (3) either certify that no violation of such code of ethics by any such Access person has occurred during the period covered by the report, or identify all such violations. The report shall be accompanied by appropriate documentation.



Rev. 2-99